Exhibit 99.3

Andover National Corporation and Legg Holdings, Inc.

Unaudited Pro Forma Consolidated Financial Statements

Andover National Corporation and Legg Holdings, Inc.

Unaudited Combined Pro Forma Balance Sheets

As of September 30, 2019

	Andover National Corporation	Legg Holdings, Inc.	Combined	Pro forma Adjustments		Consolidated pro forma
Assets
Current Assets
Cash and cash equivalents	$13,298,414	$194,510	$13,492,924	$(3,500,000	)(a)	$9,992,924
Accounts receivable	-	176,705	176,705	-		176,705
Prepaid expenses	56,167	9,643	65,810	-		65,810
Total Current Assets	13,354,581	380,858	13,735,439	(3,500,000)		10,235,439

Property and equipment, net	-	206,124	206,124	-		206,124
Right of use assets	-		-	231,540	(b)	231,540
Goodwill	-	-	-	3,687,850	(a)	3,687,850
Total Assets	$13,354,581	$586,982	$13,941,563	$419,390		$14,360,953

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$64,935	$66,732	$131,667	$500,000	(a)	$631,667
Total Current Liabilities	64,935	66,732	131,667	500,000		631,667
Long-Term Liabilities
Lease liability	-	-	-	231,540	(b)	231,540
Total Liabilities	64,935	66,732	131,667	731,540		863,207

Stockholders’ Equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued	-	-	-	-		-
Class A common stock, $0.001 par value; 60,000,000 shares authorized, 1,460,757 shares issued and outstanding	1,461	600	2,061	(600	)(a)	1,461
Class B common stock, $0.001 par value; 7,500,000 shares authorized, 121,797 shares issued and outstanding	122	-	122	-		122
Additional paid in capital	15,348,394	72,757	15,421,151	(72,757	)(a)	15,348,394
Accumulated equity/(deficit)	(2,060,331)	446,893	(1,613,438)	(446,893	)(a)	(2,060,331)
Total Combined Stockholders’ Equity	13,289,646	520,250	13,809,896	(520,250)		13,289,646
Noncontrolling interest	-	-	-	208,100	(a)	208,100
Total stockholders’ equity	13,289,646	520,250	13,809,896	(312,150)		13,497,746
Total Liabilities and Stockholders’ Equity	$13,354,581	$586,982	$13,941,563	$419,390		$14,360,953

Andover National Corporation and Legg Holdings, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

	Andover National Corporation	Legg Holdings, Inc.
	For the nine months ended	For the nine months ended
	September 30, 2019	September 30, 2019	Pro Forma Adjustments	Consolidated Pro Forma
Revenue
Service revenue	$14,659	$-	$-	$14,659
Lawn care revenue	-	1,880,694	-	1,880,694
Franchise revenue	-	76,331	-	76,331
Total revenue	14,659	1,957,025	-	1,971,684

Operating expenses:
Cost of revenue	-	249,461	-	249,461
Sales and marketing	-	116,967	-	116,967
General and administrative	1,229,448	1,118,450	-	2,347,898
Depreciation and amortization	-	62,108	-	62,108
Total operating expenses	1,229,448	1,546,986	-	2,776,434

Income (Loss) from operations	(1,214,789)	410,039	-	(804,750)

Other Expenses
Unrealized gains from investment	110,518	-	-	110,518
Gain on insurance compensation	-	120,644	-	120,644
Interest expense	-	(345)	-	(345)
Total other expenses	110,518	120,299	-	230,817

Loss before taxes	(1,104,271)	530,338	-	(573,933)

Net gain (loss) before noncontrolling interest	$(1,104,271)	$530,338	$-	$(573,933)
Net gain (loss) income attributable to noncontrolling interest		212,135		212,135
Net Gain (Loss)	$(1,104,271)	$318,203	$-	$(361,798)

Net loss per common share Class A - basic and diluted	$(0.37)			$(0.12)
Net loss per common share Class B - basic and diluted	$(0.83)			$(0.27)

Weighted average common shares – basic and diluted Class A	2,963,334			2,963,334
Weighted average common shares – basic and diluted Class B	1,338,452			1,338,452

Andover National Corporation and Legg Holdings, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

	Andover National Corporation	Legg Holdings, Inc.
	For the year ended	For the year ended
	December 31, 2018	December 31, 2018	Pro Forma Adjustments	Consolidated Pro Forma
Revenue
Service revenue	$18,836	$-	$-	$18,836
Lawn care revenue	-	2,142,043	-	2,142,043
Franchise revenue	-	93,194	-	93,194
Total revenue	18,836	2,235,237	-	2,254,073

Operating expenses:
Cost of revenue	-	295,166	-	295,166
Sales and marketing	-	99,303	-	99,303
General and administrative	536,999	1,321,439	-	1,858,438
Depreciation and amortization	-	85,452	-	85,452
Total operating expenses	536,999	1,801,360	-	2,338,359

Loss from operations	(518,163)	433,877	-	(84,286)

Other Expenses
Interest expense	(18,048)	(1,122)	-	(19,170)
Total other expenses	(18,048)	(1,122)	-	(19,170)

Loss before taxes	(536,211)	432,755	-	(103,456)

Net gain (loss) before noncontrolling interest	$(536,211)	$432,755	-	$(103,456)
Net gain (loss) income attributable to noncontrolling interest	-	$173,102		$173,102
Net Gain (Loss)	$(536,211)	$259,653	-	$69,646

Net Income (Loss) per common share — basic and diluted	$(0.20)			$0.03

Weighted average common shares – basic and diluted	2,719,121			2,719,121

Purchase of Controlling Interest through subsidiary, Andover Environmental Solutions, LLC

ANDOVER NATIONAL CORPORATION and LEGG HOLDINGS, INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Note 1 – Basis of Presentation

On October 4, 2019, Andover Environmental Solutions LLC (“Andover Environmental”), a wholly-owned subsidiary of Andover National Corporation, entered into a Membership Interest Purchase Agreement with the Company and Heath L. Legg, pursuant to which Andover Environmental purchased from seller sixty percent (60%) of the membership interests of ANC Green Solutions I, LLC, a Delaware limited liability company, for $4,000,000 in cash, subject to certain adjustments. The primary reason for the business combination was to expand the existing business into new markets, and to increase the revenue through acquisition using cash the Company had available through recent sales of equity securities. The Company was able to obtain control through cash purchase of membership interests in a newly formed subsidiary.

The accompanying pro forma consolidated balance sheets presents the accounts of the Company and Legg Holdings, Inc. as if the acquisition occurred as of January 1, 2019. The accompanying pro forma consolidated statements of operations presents the accounts of the Company and Legg Holdings, Inc. for the nine months ended September 30, 2019, and the year ended December 31, 2018, as if the acquisition occurred on January 1, 2019 and January 1, 2018, respectively. The unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Andover National Corporation and Legg Holdings, Inc.

The following adjustments would be required if the acquisition occurred as indicated above:

a. To allocate the purchase price of $4,000,000 consisting of $3,500,000 in cash and $500,000 holdback pursuant to Section 2.03 of the Membership Interest Purchase.

Purchase Price Allocation
Cash	$194,510
Accounts Receivable	176,705
Prepaid	9,643
Property and equipment, net	206,124
Goodwill	3,687,850
Accounts payable and accrued liabilities	(66,732)
Non-Controlling Interest	(208,100)
Total consideration	4,000,000
Holdback	500,000
Cash Paid	$3,500,000

b. To record rental agreement at closing.

The unaudited consolidated pro forma financial information is presented for informational purposes only and is subject to a number of uncertainties and assumptions and do not purport to represent what Andover National Corporation actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or result of operations as of any future date or for any future period.

PF-4